UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 14, 2024, the Board of Directors (the “Board”) of Vital Farms, Inc. (the “Company”) appointed Joe Holland as Chief Supply Chain Officer and principal operating officer of the Company, effective on or about September 1, 2024 (the “Start Date”). As previously announced, Jason Dale, the Company’s current Chief Operating Officer and principal operating officer, will step down on August 31, 2024.

Prior to his appointment as the Company’s Chief Supply Chain Officer, Mr. Holland, age 56, served as Executive Vice President of Operations and Supply Chain at Curaleaf Holdings, Inc., an international provider of consumer cannabis products, publicly traded on the Canadian stock exchange, since February 2022. Mr. Holland previously served as Executive Vice President of Operations at Wheels Up Experience Inc., a provider of private aviation services, from October 2018 until February 2022. Prior to that, Mr. Holland served in a variety of supply chain and distribution roles at Ventura Foods LLC, Dean Foods Co., and Cadbury Schweppes plc. Mr. Holland received his M.B.A. from the Binghamton University School of Management and his B.S. in Economics from the University of Massachusetts at Amherst.

Pursuant to Mr. Holland’s offer letter agreement, Mr. Holland will receive an annual base salary of $400,000 per year and will be eligible for a discretionary annual bonus at an annual target amount of 60% of his base salary, as and if determined by the Board; provided that, with respect to the Company’s 2024 fiscal year, Mr. Holland’s discretionary annual bonus shall be no less than 90% of the annual target amount, prorated for the time that he is employed during the Company’s 2024 fiscal year. Mr. Holland will receive a sign-on bonus of $50,000, which is subject to recoupment in the event he resigns without Good Reason (as defined in the Company’s Change in Control Severance Plan (the “Severance Plan”)) during the first 12 months of his employment with the Company. In addition, Mr. Holland will receive, on or shortly after his start date, an award under the Company’s 2020 Equity Incentive Plan valued at $237,500, which is expected to consist of a combination of restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”). The RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, and the PSUs will vest (if at all) on the third anniversary of the grant date, subject to the Company’s achievement of certain specified performance metrics, in each case subject to Mr. Holland’s continued employment with the Company.

Additionally, Mr. Holland will be eligible to participate in the Severance Plan. Pursuant to the Severance Plan, upon either a termination by the Company without cause or resignation for good reason (either, a “Covered Termination”) within the 12-month period following the closing of a change in control of the Company (a “Change in Control Period”), Mr. Holland will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of Mr. Holland’s then-current base salary, plus (b) the amount of Mr. Holland’s target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of Mr. Holland’s current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; and (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria). If Mr. Holland is subject to a Covered Termination other than during a Change of Control Period, Mr. Holland will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; and (iii) reimbursement of COBRA premiums for a period of up to 12 months. Further, upon Mr. Holland’s death or disability, Mr. Holland shall be eligible to receive (i) the pro rata portion of Mr. Holland’s annual bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Severance Plan.

In connection with Mr. Holland’s appointment as Chief Supply Chain Officer, the Company and Mr. Holland will also enter into an indemnification agreement, which requires the Company to indemnify Mr. Holland, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company. Mr. Holland will also be eligible to participate in the Company’s health, welfare, and retirement plans on the same basis as all of the Company’s other employees.

There are no family relationships among Mr. Holland and any of the Company’s directors or executive officers, nor are there any related party transactions between Mr. Holland and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the terms of Mr. Holland’s offer letter agreement is not complete and is qualified in its entirety by reference to the full text of the offer letter agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: August 20, 2024	By:	/s/ Joanne Bal
Joanne Bal
General Counsel, Corporate Secretary and Head of Impact